EXHIBIT NO. 10.15

MEMORANDUM

To: James S. Arthurs

From: Marc T. Giles

Re: Appointment, Gerber Scientific, Inc. (the "Company")

Date: September 30, 2002

Effective September 30, 2002, the Board of Directors of the Company (the "Board") has appointed you a Senior Vice President of the Company and President of Gerber Technology, Inc. The Management Development and Compensation Committee of the Board has set your base salary at $204,620 per year and has set your bonus target under the Company's 2000-2004 Executive Annual Incentive Bonus Plan at 50%. Effective September 30, 2002, you will no longer be eligible to receive the Company car allowance.

For the fiscal year ending April 30, 2003, your bonus will be calculated as follows: for the period May 1, 2002 through September 30, 2002, your bonus target will be 30% of the pro rata portion of your base salary as of April 30, 2003, and for the period October 1, 2002 through April 30, 2003, your bonus target will be 50% of the pro rata portion of your base salary as of April 30, 2003.

If this memorandum sets forth our agreement on the subject matter hereof, kindly sign and return the enclosed copy of this memorandum, which will then constitute our agreement on this subject.

                                                                                /s/ Marc. T. Giles_______
                                                                                Marc T. Giles
                                                                                President and CEO

Agreed this 24th date of October, 2002.

/s/ James S. Arthurs
James S. Arthurs